PRICING SUPPLEMENT NO. 11                                    Rule 424(b)(3)
DATED: August 25, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes      Book Entry Notes
$50,000,000                 [x]                      [x]

Original Issue Date:        Fixed Rate Notes         Certificated Notes
September 2, 1997           [_]                      [_]


Maturity Date:
September 30, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:

                                       Optional             Optional
                   Redemption          Repayment            Repayment
Redeemable On      Price(s)            Date(s)              Price(s)
-------------      ----------          --------             ---------

N/A                N/A                 N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly


[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-----------------------------------

*        9/30/97, 10/31/97, 11/28/97, 12/31/97, 1/30/98, 2/27/98, 3/31/98,
         4/30/98, 5/29/98, 6/30/98, 7/31/98 and 8/31/98.

**       9/30/97, 10/31/97, 11/28/97, 12/31/97, 1/30/98, 2/27/98, 3/31/98,
         4/30/98, 5/29/98, 6/30/98, 7/31/98, 8/31/98 and, 9/30/98.

***      One month LIBOR as of August 28, 1997 minus 3 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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